EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-64144) of AdvancePCS of our report dated June 17, 2003 relating to the financial statements of the AdvancePCS Savings Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Phoenix, AZ

June 30, 2003